Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Warnaco Group, Inc. Employee Savings Plan for the registration of 150,000 shares of The Warnaco Group, Inc. Class A Common Stock of our report dated February 23, 1995, with respect to the consolidated financial statements and schedules of The Warnaco Group, Inc. included in the Annual Report (Form 10-K) for the year ended January 7, 1995.



                                        ERNST & YOUNG LLP


New York, New York
June 6, 1995